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                                                                 EXHIBIT 23.3


                [KNOBBE, MARTENS, OLSON & BEAR, LLP LETTERHEAD]


                               November 14, 2000


Joe E. Kiani
President & CEO
MASIMO CORPORATION
2852 Kelvin Avenue
Irvine, CA 92614


     Re: Consent of Knobbe, Martens, Olson & Bear, LLP

Dear Joe:

We consent to the inclusion in the Masimo Corporation Registration Statement on Form S-1, and any amendments thereto, of our name and the statements with respect to us, as appearing under the heading "Experts" as shown in the attached documents.

                                              Knobbe, Martens, Olson & Bear, LLP

                                              /s/ JAMES B. BEAR
                                              ----------------------------------
                                                  James B. Bear
                                                  Managing Partner